Filed Pursuant to Rule 424(B)(3)
                                                 Registration Number: 333-100818

SUPPLEMENT
(TO PROSPECTUS  SUPPLEMENT,  DATED MAY 26, 2004, AND PROSPECTUS  DATED MARCH 24,
2004)

                                  $420,015,000
                                  (Approximate)


                Mortgage Pass-Through Certificates, Series 2004-3 a separate series of Asset-Backed Securities backed by Home Equity Alt-A Type
                                 Mortgage Loans

                                GSAA TRUST 2004-3
                                     Issuer


                          GS MORTGAGE SECURITIES CORP.
                                    Depositor


                           WELLS FARGO HOME MORTGAGE,
                      A DIVISION OF WELLS FARGO BANK, N.A.
                      CHASE MANHATTAN MORTGAGE CORPORATION
                       COUNTRYWIDE HOME LOANS SERVICING LP
                                    Servicers


     This is a supplement to the Prospectus Supplement, dated May 26, 2004, and Prospectus dated March 24, 2004, relating to GSAA Trust 2004-3 Mortgage Pass-Through Certificates, Series 2004-3.

     The caption referring to this transaction on the cover page of the Prospectus Supplement, dated May 26, 2004, is hereby deleted and replaced in its entirety with the caption which appears above in this Supplement.











                              GOLDMAN, SACHS & CO.

                   The date of this Supplement is June 3, 2004